Exhibit 10.6

EXECUTION VERSION

THIS PLATINUM AGREEMENT (the “Agreement”) is made and entered into as of December 15, 2016 by and between Platinum Equity Advisors, LLC, a Delaware limited liability company (together with its Controlled Affiliates (as defined in the Company’s by-laws), managed funds and/or accounts, “Platinum”), and Key Energy Services, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Company has emerged from bankruptcy as contemplated by the Joint Prepackaged Plan of Reorganization of the Company and certain of its debtor subsidiaries under Title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (including all exhibits and schedules thereto, as amended, modified or supplemented, the “Plan”), confirmed by the order dated December 6, 2016 of the United States Bankruptcy Court for the District of Delaware, with an effective date of December 15, 2016 (the “Plan Effective Date”); and

WHEREAS, on the Plan Effective Date, the Company converted from a Maryland corporation into a Delaware corporation.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.    Voting, Waiver and Enforcement

Platinum agrees (i) to cause each share of common stock of the Company entitled to vote on the relevant matter and beneficially owned by it to be voted in favor of the directors nominated for the board of directors of the Company pursuant to Section 2.3(b)(i) of the Company’s by-laws, and (ii) to cause each share of common stock of the Company entitled to vote pursuant to Section 2.5 of the Company’s by-laws and beneficially owned by Platinum to be voted proportionately as the shares voted by all Other Holders (as defined in the Company’s by-laws) (including, with respect to each (i) and (ii) above, if applicable, through the execution of one or more written consents if stockholders of the Company are requested to vote by written consent in lieu of any annual or special meeting of stockholders of the Company). Platinum and the Company agree that any decision or action by the Company to waive or enforce this Agreement shall be duly made or taken, as applicable, solely by the decision of the two Designated Other Directors (as defined in the Company’s by-laws) and any directors nominated pursuant to Section 2.3(b)(i) of the Company’s by-laws, or their successors. Platinum and the Company shall take any and all actions reasonably requested of them by the two Designated Other Directors (or their successors) in order to give effect to the provisions of this Agreement.

Section 2.    Miscellaneous.

(a)    No Conflicting Agreements. The parties have not and shall not enter into any agreement inconsistent with the provisions hereof.

(b)    Remedies; Specific Performance. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach shall be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief for which a remedy at law would be adequate is hereby waived.

(c)    No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(d)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

(e)    Jurisdiction and Venue. The parties hereto hereby irrevocably submit to the jurisdiction of either a state or federal court of competent jurisdiction in the County of New York in the State of New York (the “New York Court”) in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in any New York Court, or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in a New York Court. The parties hereto hereby consent to and grant any New York Court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 2(f) or in such other manner as may be permitted by law shall be valid and sufficient service thereof. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(f)    Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile; on the Business Day after such communication is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the third day after mailing, if mailed to the party to whom notice is to be given by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

(i)	If to the Company:

Katherine Hargis

Vice President, Chief Legal Officer and Secretary

Key Energy Services, Inc.

1301 McKinney Street, Suite 1800

Houston, Texas 77010

khargis@keyenergy.com

with a copy (which shall not constitute notice) to:

Joshua A. Feltman

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

jafeltman@WLRK.com

and to:

Jeffrey E. Bjork

Sidley Austin LLP

555 West Fifth Street, Suite 4000

Los Angeles, California 90013

jbjork@sidley.com

If to Platinum:

Eva M. Kalawski

Executive Vice President, General Counsel and Secretary

Platinum Equity Advisors, LLC

360 North Crescent Drive

Beverly Hills, California 90210

Facsimile: (310) 712-1863

EKalawski@platinumequity.com

with a copy (which shall not constitute notice) to:

Alison S. Ressler

Sullivan & Cromwell LLP

1888 Century Park East

21st Floor

Los Angeles, California 90067

Facsimile: (310) 407-2681

resslera@sullcrom.com

and to:

Michael H. Torkin

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10006

Facsimile: (212) 558-3588

torkinm@sullcrom.com

(g)    Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

(h)    Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to each other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

(i)    Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof.

(j)    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(k)    Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, terminated, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the prior written consent of the Company and Platinum, as permitted by the certificate of incorporation and the by-laws of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

KEY ENERGY SERVICES, INC.

By:	/s/ Robert W. Drummond
Name:	Robert W. Drummond
Title:	President and Chief Executive Officer

PLATINUM EQUITY ADVISORS, LLC

By:	/s/ Eva M. Kalawski
Name:	Eva M. Kalawski
Title:	Executive Vice President, General Counsel and Secretary